UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 28, 2015

DTS8 COFFEE COMPANY, LTD.
(Exact name of registrant as specified in its charter)

Nevada	000-54493	80-0385523
(State of Incorporation)	(Commission File No.)	(Tax ID No.)

Building B, #439, Jinyuan Ba Lu
Jiangqiao Town, Jiading District

Shanghai, 201812, China
(Address of principal executive offices)

Registrant’s Telephone Number, including area code:  011-86-18101819011

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below).

[ ]  Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c)).

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

DTS8 Coffee Company, Ltd. (the “Company”) entered into a debt settlement agreement dated August 28, 2015 with Sean Tan, a former director and chief executive officer, to convert the debts owed by the Company totalling $248,000, at the fair market price of $0.07 per share, being the closing stock price at August 28, 2015, for a total of 3,542,857 shares of the Company’s common stock. No commissions or underwriting discounts were paid in connection with the conversion of the stock.

The shares were issued in reliance on an exemption from registration provided by Section 4(2) and Rule 506(b) of Regulation D under the Securities Act of 1933, as amended.  The Company’s reliance on Rule 506(b) is based on the fact that there was no solicitation, and the shares were sold in a private transaction to a former officer and director of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 28, 2015

DTS8 Coffee Company, Ltd.

(Registrant)

Douglas Thomas

President & Chief Executive Officer